Exhibit 99.1

Fisher Communications Provides Update on $10.00 per Share Special Dividend

Seattle, WA – September 19, 2012 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today issued the following update on the one-time special cash dividend of $10.00 per share approved by the Company’s Board of Directors, which was announced on August 27, 2012 (the “Special Dividend”):

For special dividends representing 25% or more of the value of the underlying security, NASDAQ’s rules require the ex-dividend date to be one business day after the payment date. As the payment date for the Special Dividend is October 19, 2012, NASDAQ has set Monday, October 22, 2012 as the ex-dividend date for the Special Dividend. In addition, the Company understands that trades of the Company’s common stock entered into before October 22, 2012 and settled after the September 28, 2012 record date (the “due bill period”) will have a due bill attached for the Special Dividend. This means that persons who purchase these securities during the due bill period (even if the trade will settle after the due bill period) are entitled to receive the Special Dividend, and persons who sell the securities during the due bill period (even if the trade will settle after the due bill period) are not entitled to the Special Dividend. Investors who enter into trades to purchase shares of the Company’s common stock on or after October 22, 2012 will not be entitled to the Special Dividend.

Due bills obligate sellers to deliver the dividend to the buyer. The due bill obligations are settled customarily between the brokers representing the buyers and sellers of the stock. The Company has no obligations for either the amount of the due bill or the processing of the due bill.

About Fisher Communications
Fisher Communications (FSCI) is an innovative local media company with television, radio, internet and mobile operations throughout the western United States. Fisher owns or operates 13 full power and seven low power television stations, which include network affiliations with ABC, CBS, FOX, Univision and The CW that reach 3.5% of U.S. television households, and three radio stations targeting a full range of audience demographics. Fisher Interactive produces more than 120 local and hyper-local websites and delivers comprehensive multiplatform advertising solutions to local businesses. The Company is headquartered at Fisher Plaza in Seattle, WA. More information about Fisher Communications, Inc. is available at www.fsci.com.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release involve risks and uncertainties and are subject to change based on various important factors, including the impact of changes in national and regional economies, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2011, which we have filed with the Securities and Exchange Commission.

Media Contacts
Sard Verbinnen & Co
Ron Low or David Isaacs
(415) 618-8750